NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Provides Interim Business Update Related to COVID-19
Reports Strengthening Sales Trends and Cash Flow
Announces 2020 Q2 Financial Results

TAMPA, Fla., July 24, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced a business update related to COVID-19 as well as second quarter 2020 financial results.

Statement from David Deno, Chief Executive Officer
Our priorities remain unchanged as we continue to address these challenging times. We are focused on taking care of our people and serving food in a safe environment that protects both our Team Members and customers.

The investments made over the past several years to enhance the customer experience and rapidly pursue the emerging delivery opportunity have been critical to our success in navigating this pandemic. At the onset of this pandemic in March, we were able to quickly pivot to an off-premises only business model as dining rooms were forced to close. The rapid growth we experienced in off-premises sales allowed us to keep substantially all of our locations open during this time.

Starting in May, states began the process of partially re-opening their economies. Our decision to not furlough any employees during this pandemic has allowed us to quickly prepare our restaurants to re-open dining rooms in a safe and efficient manner. As of July 19, 2020, 928 company-operated restaurants (approximately 92% of U.S. restaurants) have reopened with limited in-restaurant dining capacity. At Outback Steakhouse, we had 527 restaurants open for dine-in service at limited capacity during the full week ended July 19, 2020. Comparable restaurant sales at these locations were down 10.7% from the prior year. Across our U.S. portfolio, we experienced consistent weekly sales momentum throughout the second quarter as we adapted to this evolving environment. This improved sales recovery, coupled with disciplined cost management, enabled us to generate positive cash flow for the month of June.

Recently, there has been a significant increase in reported COVID cases in certain states, including Florida and Texas, where we have a total of 286 company-owned locations. This has resulted in some local governments responding by taking additional measures, including implementing a further reduction of in-restaurant capacity in certain locations. Although this is a developing situation, to this point these capacity reductions have had a minimal impact on our overall sales trends. We continue to monitor and adhere to local restrictions and are maintaining elevated safety measures, including additional sanitation and disinfecting practices, use of gloves and facial protection for our employees, as well as contactless payment options for our consumers.

Despite these recent developments and the challenging environment that remains, we are looking forward to emerging as a better, stronger, operations-focused company. I am more convinced than ever of the important role that full-service restaurants will continue to play in the lives of our customers and our communities.

Recent Sales Results
The following table includes U.S. company-owned comparable restaurant sales metrics for both restaurants open for in-restaurant dining and restaurants with off-premises only dining for the full weekly periods ended as indicated:

	RESTAURANTS WITH					RESTAURANTS WITH
	OPEN IN-RESTAURANT DINING					OFF-PREMISES DINING ONLY
	WEEK ENDED					WEEK ENDED
Comparable restaurant sales (stores open 18 months or more):	JUNE 21, 2020 (1)	JUNE 28, 2020	JULY 5, 2020	JULY 12, 2020	JULY 19, 2020	JUNE 21, 2020 (1)	JUNE 28, 2020	JULY 5, 2020	JULY 12, 2020	JULY 19, 2020
Outback Steakhouse
Average sales volumes	$70,007	$57,048	$54,741	$59,309	$60,095	$42,140	$39,361	$33,604	$39,316	$43,462
Comparable restaurant sales	6.8%	(11.6)%	(13.6)%	(9.7)%	(10.7)%	(36.4)%	(41.9)%	(48.6)%	(42.2)%	(38.6)%
Number of Restaurants	464	491	530	525	527	99	72	33	38	36

Carrabba’s Italian Grill
Average sales volumes	$53,049	$45,579	$39,975	$44,355	$44,704	$37,431	$33,073	$25,759	$30,315	$31,347
Comparable restaurant sales	(0.7)%	(16.5)%	(17.3)%	(15.0)%	(16.5)%	(32.4)%	(38.5)%	(40.2)%	(33.5)%	(33.0)%
Number of Restaurants	180	183	193	191	191	19	16	6	8	8

Bonefish Grill
Average sales volumes	$48,132	$39,866	$35,442	$38,553	$39,358	$32,106	$34,354	$29,823	$28,101	$30,346
Comparable restaurant sales	(14.6)%	(31.8)%	(29.4)%	(28.9)%	(32.4)%	(49.4)%	(47.0)%	(48.0)%	(51.2)%	(51.9)%
Number of Restaurants	155	156	167	162	162	26	25	14	19	19

Fleming’s Prime Steakhouse & Wine Bar
Average sales volumes	$80,957	$57,131	$42,193	$45,546	$46,944	$44,888	$32,101	$43,838	$43,377	$49,769
Comparable restaurant sales	14.9%	(26.3)%	(9.6)%	(24.2)%	(27.4)%	(50.0)%	(68.3)%	(44.6)%	(55.3)%	(51.0)%
Number of Restaurants	56	58	52	48	48	9	7	13	17	17

Combined U.S.
Average sales volumes	$63,189	$51,671	$47,602	$51,880	$52,627	$40,012	$37,056	$34,104	$36,681	$40,476
Comparable restaurant sales	2.5%	(17.0)%	(16.5)%	(14.4)%	(16.1)%	(39.2)%	(44.9)%	(47.0)%	(47.2)%	(44.6)%
Number of Restaurants	855	888	942	926	928	153	120	66	82	80
_________________
(1)The week ended June 21, 2020 includes the benefit of Father’s Day.

The following table includes estimated comparable restaurant sales by concept for our U.S. company-owned restaurants for the periods indicated:

	WEEK ENDED
Comparable restaurant sales (stores open 18 months or more):	JUNE 21, 2020 (1)	JUNE 28, 2020	JULY 5, 2020	JULY 12, 2020	JULY 19, 2020
Outback Steakhouse	(0.8)%	(15.7)%	(15.7)%	(12.0)%	(12.6)%
Carrabba’s Italian Grill	(3.9)%	(18.3)%	(17.9)%	(15.7)%	(17.1)%
Bonefish Grill	(20.1)%	(34.1)%	(31.0)%	(31.4)%	(34.6)%
Fleming’s Prime Steakhouse & Wine Bar	3.8%	(32.0)%	(20.0)%	(35.5)%	(35.8)%
Combined U.S.	(4.2)%	(20.6)%	(18.8)%	(17.4)%	(18.7)%
_________________
(1)The week ended June 21, 2020 includes the benefit of Father’s Day.

Cash Utilization and Liquidity Update
As of yesterday, our total liquidity position was $502 million, which includes approximately $138 million of domestic cash and $364 million of capacity on our revolving credit facility. Our liquidity position over the last several weeks has improved due to increased sales performance and working capital inflows.

Second Quarter Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share attributable to common stockholders to Adjusted diluted (loss) earnings per share for the second quarter 2020 (“Q2 2020”) compared to the second quarter 2019 (“Q2 2019”).

	Q2
	2020	2019	CHANGE
Diluted (loss) earnings per share attributable to common stockholders	$(1.05)	$0.32	$(1.37)
Adjustments	0.31	0.04	0.27
Adjusted diluted (loss) earnings per share	$(0.74)	$0.36	$(1.10)

______________
See Non-GAAP Measures later in this release.

Our second quarter results on a GAAP and adjusted basis included $11 million of relief pay (net of credits) provided to hourly employees impacted by the closure of our dining rooms.

Second Quarter Financial Results

(dollars in millions)	Q2 2020	Q2 2019	CHANGE
Total revenues	$578.5	$1,021.9	(43.4)%

GAAP restaurant-level operating margin	2.1%	15.0%	(12.9)%
Adjusted restaurant-level operating margin (1)	2.7%	15.0%	(12.3)%

GAAP operating (loss) income margin	(19.3)%	4.3%	(23.6)%
Adjusted operating (loss) income margin (1)	(13.7)%	4.6%	(18.3)%
___________________
(1)See Non-GAAP Measures later in this release.

•The decrease in total revenues was primarily due to: (i) significantly lower comparable restaurant sales principally attributable to the COVID-19 pandemic, (ii) the net impact of restaurant closures and openings, (iii) lower franchise revenue and (iv) the effect of foreign currency translation of the Brazil Real relative to the U.S. dollar.

•GAAP and Adjusted restaurant-level operating margin decreased due to: (i) significantly lower comparable restaurant sales and costs incurred in connection with the COVID-19 pandemic, including incremental delivery related costs and relief pay net of tax credits and (ii) higher labor costs and commodity inflation. These decreases are partially offset by: (i) reduced operating, advertising and utilities expense and (ii) cost savings from waste reduction initiatives.

•GAAP operating income margin decreased due to: (i) a decline in restaurant-level operating margin discussed above, (ii) sales deleveraging in connection with the COVID-19 pandemic across depreciation and amortization and general and administrative expense and (iii) asset impairment charges related to the COVID-19 pandemic. These decreases are partially offset by cost savings from our restructuring and transformation initiatives. Item (iii) from above was excluded from our adjusted operating income margin.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 28, 2020	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(32.9)%
Carrabba’s Italian Grill	(36.7)%
Bonefish Grill	(56.8)%
Fleming’s Prime Steakhouse & Wine Bar	(56.3)%
Combined U.S.	(39.4)%
International
Outback Steakhouse - Brazil (1)	(63.9)%
______________
(1)Brazil comparable restaurant sales are on a one-month lag and are presented on a calendar basis. Represents results through May 31, 2020.

2020 Financial Outlook
As announced on March 20, 2020, the Company withdrew its 2020 financial guidance for the fiscal year ending December 27, 2020. Due to the current global market and economic conditions as a result of COVID-19, the Company will not provide guidance for the remainder of the year.

Conference Call
The Company will host a conference call today, July 24, 2020 at 8:30 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted (loss) income from operations and the corresponding margin, (iii) Adjusted net (loss) income, (iv) Adjusted diluted (loss) earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment (loss) income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Statement from David Deno, Chief Executive Officer” and “Cash Utilization and Liquidity Update” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
Revenues
Restaurant sales	$576,261	$1,005,687	$1,572,498	$2,117,329
Franchise and other revenues	2,198	16,243	14,298	32,732
Total revenues	578,459	1,021,930	1,586,796	2,150,061
Costs and expenses
Cost of sales	180,758	312,679	500,451	664,790
Labor and other related	205,537	301,213	514,806	620,228
Other restaurant operating	177,846	240,895	424,401	491,749
Depreciation and amortization	45,784	49,788	94,052	99,270
General and administrative	55,487	71,955	140,289	142,544
Provision for impaired assets and restaurant closings	24,959	1,940	66,277	5,526
Total costs and expenses	690,371	978,470	1,740,276	2,024,107
(Loss) income from operations	(111,912)	43,460	(153,480)	125,954
Loss on modification of debt	(237)	—	(237)	—
Other income (expense), net	581	12	(212)	(156)
Interest expense, net	(16,639)	(12,448)	(28,347)	(23,629)
(Loss) income before (benefit) provision for income taxes	(128,207)	31,024	(182,276)	102,169
(Benefit) provision for income taxes	(35,779)	1,215	(55,434)	6,711
Net (loss) income	(92,428)	29,809	(126,842)	95,458
Less: net (loss) income attributable to noncontrolling interests	(172)	788	25	2,137
Net (loss) income attributable to Bloomin’ Brands	(92,256)	29,021	(126,867)	93,321
Redemption of preferred stock in excess of carrying value	—	—	(3,496)	—
Net (loss) income attributable to common stockholders	$(92,256)	$29,021	$(130,363)	$93,321

(Loss) earnings per share attributable to common stockholders:
Basic	$(1.05)	$0.32	$(1.49)	$1.03
Diluted	$(1.05)	$0.32	$(1.49)	$1.02

Weighted average common shares outstanding:
Basic	87,496	90,194	87,312	90,805
Diluted	87,496	90,953	87,312	91,807

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
Revenues
Restaurant sales	$536,767	$900,616	$1,421,656	$1,901,429
Franchise and other revenues	313	13,603	9,921	27,297
Total revenues	$537,080	$914,219	$1,431,577	$1,928,726
Restaurant-level operating margin	3.2%	14.5%	8.4%	15.6%
(Loss) income from operations	$(62,921)	$78,814	$(51,542)	$191,849
Operating (loss) income margin	(11.7)%	8.6%	(3.6)%	9.9%
International Segment
Revenues
Restaurant sales	$39,494	$105,071	$150,842	$215,900
Franchise and other revenues	1,885	2,640	4,377	5,435
Total revenues	$41,379	$107,711	$155,219	$221,335
Restaurant-level operating margin	(21.8)%	18.4%	8.0%	20.4%
(Loss) income from operations	$(17,070)	$6,909	$(10,283)	$20,629
Operating (loss) income margin	(41.3)%	6.4%	(6.6)%	9.3%
Reconciliation of Segment (Loss) Income from Operations to Consolidated (Loss) Income from Operations
Segment (loss) income from operations
U.S.	$(62,921)	$78,814	$(51,542)	$191,849
International	(17,070)	6,909	(10,283)	20,629
Total segment (loss) income from operations	(79,991)	85,723	(61,825)	212,478
Unallocated corporate operating expense	(31,921)	(42,263)	(91,655)	(86,524)
Total (loss) income from operations	$(111,912)	$43,460	$(153,480)	$125,954

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	JUNE 28, 2020	DECEMBER 29, 2019
Cash and cash equivalents (1)	$181,432	$67,145
Net working capital (deficit) (2)	$(483,255)	$(621,553)
Total assets	$3,433,575	$3,592,683
Total debt, net (1)	$1,210,792	$1,048,704
Total stockholders’ equity	$29,198	$177,481
Common stock outstanding	87,534	86,946
_________________
(1)During the twenty-six weeks ended June 28, 2020, we issued $230.0 million of senior convertible notes.
(2)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	JUNE 28, 2020		JUNE 30, 2019
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.4%	31.2%	31.1%	31.1%	(0.1)%
Labor and other related	35.7%	35.7%	30.0%	30.0%	(5.7)%
Other restaurant operating	30.9%	30.4%	24.0%	23.9%	(6.5)%

Restaurant-level operating margin (2)	2.1%	2.7%	15.0%	15.0%	(12.3)%

Segments - Restaurant-level operating margin:
U.S. (2)	3.2%	3.9%	14.5%	14.5%	(10.6)%
International (2)	(21.8)%	(21.4)%	18.4%	18.4%	(39.8)%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	JUNE 28, 2020		JUNE 30, 2019
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.8%	31.4%	31.4%	31.4%	—%
Labor and other related	32.7%	32.7%	29.3%	29.3%	(3.4)%
Other restaurant operating	27.0%	27.0%	23.2%	23.2%	(3.8)%

Restaurant-level operating margin (2)	8.4%	8.9%	16.1%	16.1%	(7.2)%

Segments - Restaurant-level operating margin:
U.S. (2)	8.4%	8.7%	15.6%	15.6%	(6.9)%
International (2)	8.0%	9.3%	20.4%	20.4%	(11.1)%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table five of this release:

	THIRTEEN WEEKS ENDED	TWENTY-SIX WEEKS ENDED
(dollars in millions)	JUNE 28, 2020	JUNE 28, 2020
Restaurant and asset impairments and closing costs	$—	$2.8
Restaurant relocations and related costs	—	(0.1)
COVID-19 related costs (1)	(3.7)	(9.9)
	$(3.7)	$(7.2)
_________________
(1)Includes $1.2 million and $7.3 million of adjustments for the thirteen and twenty-six weeks ended June 28, 2020, respectively, recorded in Cost of sales, including $0.2 million and $2.0 million of adjustments, respectively, recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
(LOSS) INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
(Loss) income from operations	$(111,912)	$43,460	$(153,480)	$125,954
Operating (loss) income margin	(19.3)%	4.3%	(9.7)%	5.9%
Adjustments:
COVID-19 related costs (1)	30,342	—	79,218	—
Severance and other transformational costs (2)	2,415	748	24,647	3,603
Restaurant relocations and related costs (3)	—	952	592	1,984
Legal and other matters	—	—	178	—
Restaurant and asset impairments and closing costs (4)	—	2,039	(2,797)	4,170
Total income from operations adjustments	$32,757	$3,739	$101,838	$9,757
Adjusted (loss) income from operations	$(79,155)	$47,199	$(51,642)	$135,711
Adjusted operating (loss) income margin	(13.7)%	4.6%	(3.3)%	6.3%

Net (loss) income attributable to common stockholders	$(92,256)	$29,021	$(130,363)	$93,321
Adjustments:
(Loss) income from operations adjustments	32,757	3,739	101,838	9,757
Amortization of debt discount (5)	1,379	—	1,379	—
Total adjustments, before income taxes	34,136	3,739	103,217	9,757
Adjustment to provision for income taxes (6)	(6,474)	(413)	(28,469)	(1,232)
Redemption of preferred stock in excess of carrying value (7)	—	—	3,496	—
Net adjustments	27,662	3,326	78,244	8,525
Adjusted net (loss) income	$(64,594)	$32,347	$(52,119)	$101,846

Diluted (loss) earnings per share attributable to common stockholders (8)	$(1.05)	$0.32	$(1.49)	$1.02
Adjusted diluted (loss) earnings per share (8)	$(0.74)	$0.36	$(0.60)	$1.11

Diluted weighted average common shares outstanding (8)	87,496	90,953	87,312	91,807
_________________
(1)Represents costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Relates to severance and other costs incurred as a result of transformational and restructuring activities.
(3)Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)Includes a lease termination gain of $2.8 million during the twenty-six weeks ended June 28, 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives in 2019.
(5)Represents the amortization of the debt discount related to the issuance of senior convertible notes.
(6)Represents income tax effect of the adjustments for the periods presented.
(7)Represents consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.
(8)Due to the net loss, the effect of dilutive securities was excluded from the calculation of diluted (loss) earnings per share for the thirteen and twenty-six weeks ended June 28, 2020.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
Cost of sales	$1,163	$—	$7,345	$—
Other restaurant operating	2,467	65	(176)	43
Depreciation and amortization	—	607	407	1,172
General and administrative	3,632	1,075	27,856	4,330
Provision for impaired assets and restaurant closings	25,495	1,992	66,406	4,212
Interest expense, net	1,379	—	1,379	—
Provision for income taxes	(6,474)	(413)	(28,469)	(1,232)
Redemption of preferred stock in excess of carrying value	—	—	3,496	—
Net adjustments	$27,662	$3,326	$78,244	$8,525

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
(Loss) income from operations	$(62,921)	$78,814	$(51,542)	$191,849
Operating (loss) income margin	(11.7)%	8.6%	(3.6)%	9.9%
Adjustments:
COVID-19 related costs (1)	29,805	—	72,784	—
Restaurant relocations and related costs (2)	—	952	592	1,984
Severance (3)	—	—	—	700
Restaurant and asset impairments and closing costs (4)	—	246	(2,797)	2,081
Adjusted (loss) income from operations	$(33,116)	$80,012	$19,037	$196,614
Adjusted operating (loss) income margin	(6.2)%	8.8%	1.3%	10.2%

International Segment
(Loss) income from operations	$(17,070)	$6,909	$(10,283)	$20,629
Operating (loss) income margin	(41.3)%	6.4%	(6.6)%	9.3%
Adjustments:
COVID-19 related costs (1)	459	—	5,651	—
Restaurant and asset impairments and closing costs (4)	—	1,793	—	2,089
Adjusted (loss) income from operations	$(16,611)	$8,702	$(4,632)	$22,718
Adjusted operating (loss) income margin	(40.1)%	8.1%	(3.0)%	10.3%
_________________
(1)Represents costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(3)Relates to severance costs incurred as a result of restructuring activities.
(4)Includes a lease termination gain of $2.8 million during the twenty-six weeks ended June 28, 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives in 2019.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 29, 2020	OPENINGS	CLOSURES	JUNE 28, 2020
U.S.:
Outback Steakhouse
Outback Steakhouse—Company-owned	575	1	(9)	567
Franchised	145	—	(4)	141
Total	720	1	(13)	708
Carrabba’s Italian Grill
Company-owned	204	—	(5)	199
Franchised	21	—	—	21
Total	225	—	(5)	220
Bonefish Grill
Company-owned	190	—	(8)	182
Franchised	7	—	—	7
Total	197	—	(8)	189
Fleming’s Prime Steakhouse and Wine Bar
Company-owned	67	—	(2)	65
Other
Company-owned	4	1	—	5
U.S. total	1,213	2	(28)	1,187
International:
Company-owned
Outback Steakhouse - Brazil (1)	103	—	—	103
Other (2)	29	2	(1)	30
Franchised
Outback Steakhouse - South Korea (2)	72	14	(1)	85
Other (3)	55	—	—	55
International total	259	16	(2)	273
System-wide total	1,472	18	(30)	1,460
____________________
(1)The restaurant counts for Brazil are reported as of February 29, 2020 and May 31, 2020 to correspond with the balance sheet dates of this subsidiary.
(2)As of June 30, 2019, the Company had 11 international “dark kitchen” locations that offer delivery and carry-out only. One of these locations was included within Company-owned Other and the remaining 10 were included in Franchised Outback Steakhouse - South Korea.
(3)Includes two and one fast-casual Aussie Grill locations as of June 28, 2020 and June 30, 2019, respectively.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 28, 2020	JUNE 30, 2019	JUNE 28, 2020	JUNE 30, 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(32.9)%	1.3%	(20.6)%	2.4%
Carrabba’s Italian Grill	(36.7)%	(1.6)%	(22.2)%	(0.6)%
Bonefish Grill	(56.8)%	0.1%	(34.7)%	1.0%
Fleming’s Prime Steakhouse & Wine Bar	(56.3)%	1.6%	(33.6)%	1.1%
Combined U.S.	(39.4)%	0.6%	(24.2)%	1.6%
International
Outback Steakhouse - Brazil (2)	(63.9)%	3.5%	(27.4)%	3.6%

Traffic:
U.S.
Outback Steakhouse	(31.0)%	(1.6)%	(20.2)%	(1.0)%
Carrabba’s Italian Grill	(28.1)%	(1.4)%	(16.7)%	(1.4)%
Bonefish Grill (3)	(29.8)%	(1.5)%	(20.6)%	(1.7)%
Fleming’s Prime Steakhouse & Wine Bar	(43.5)%	3.6%	(28.0)%	0.8%
Combined U.S. (3)	(30.6)%	(1.4)%	(19.8)%	(1.2)%
International
Outback Steakhouse - Brazil	(48.5)%	1.2%	(19.0)%	(0.7)%

Average check per person (4):
U.S.
Outback Steakhouse	(1.9)%	2.9%	(0.4)%	3.4%
Carrabba’s Italian Grill	(8.6)%	(0.2)%	(5.5)%	0.8%
Bonefish Grill	(27.0)%	1.6%	(14.1)%	2.7%
Fleming’s Prime Steakhouse & Wine Bar	(12.8)%	(2.0)%	(5.6)%	0.3%
Combined U.S.	(8.8)%	2.0%	(4.4)%	2.8%
International
Outback Steakhouse - Brazil	(15.2)%	2.1%	(8.4)%	4.4%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)In Q2 2020, Bonefish Grill replaced guest count with entrée count to measure restaurant traffic. Bonefish Grill and Combined U.S. traffic for the twenty-six weeks ended June 28, 2020 were calculated using the entrée count methodology for Bonefish Grill as if the new methodology was in effect at the start of the fiscal year, which would have increased traffic for Bonefish Grill and Combined U.S. for the thirteen weekend ended March 29, 2020 by 3.1% and 0.5%, respectively.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.